Exhibit 99.1


Contact:    Kelly McAndrew                                   Mary Winn Settino
            Public Relations                                 Investor Relations
            (914) 767-7690                                   (914) 767-7216



                  THE PEPSI BOTTLING GROUP REPORTS DOUBLE-DIGIT
                 EARNINGS GROWTH IN SECOND QUARTER AND INCREASES
                   FULL-YEAR EARNINGS AND CASH FLOW ESTIMATES

     SOMERS, N.Y., July 8, 2004 - The Pepsi Bottling Group, Inc. (NYSE: PBG) today reported second quarter 2004 net income of $142 million, or diluted earnings per share (EPS) of $0.53. These results compare to reported second quarter 2003 net income of $131 million, or EPS of $0.47. Reported year-to-date net income was $192 million, or EPS of $0.72, which compares to reported year-to-date 2003 net income of $170 million, or $0.60 per share, before accounting for the cumulative effect of the adoption of a new accounting principle, which reduced EPS by $0.02.
     o Worldwide physical case volume grew two percent on a constant territory basis in the second quarter, driven by three-percent growth in the U.S. PBG's European territories delivered another quarter of double-digit volume growth, up 10 percent for the quarter. In Mexico, physical case volume declined seven percent, due primarily to weakness in the water business.
     o PBG delivered another consecutive quarter of solid net revenue per case growth, up four percent worldwide. In the U.S., net revenue per case grew more than three percent.
     o Reported operating income increased six percent in the second quarter, driven by double-digit growth in the U.S.
     o With two quarters of solid earnings growth and strong cash flow, PBG increased its full-year earnings expectations to a range of $1.68 to $1.74. The Company also raised its estimate for cash from operations less capital expenditures to $530 million for 2004, a 20 percent increase over prior year.

                                    - more -
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PBG REPORTS DOUBLE-DIGIT EARNINGS GROWTH IN 2ND QUARTER / 2 of 3

     "We delivered balanced topline growth during the second quarter, which translated into solid earnings growth for our shareholders," said John T. Cahill, Chairman and Chief Executive Officer of PBG. "Our U.S. business drove our strong results this quarter. Volume growth was solid with particular strength seen in our cold drink business. Trademark Pepsi was positive for the second consecutive quarter and we saw strong growth in our diet and non-carbonated beverage portfolios, up eight percent and 17 percent respectively this past quarter. Tropicana juice drinks continued to perform above our expectations and Aquafina bottled water delivered double-digit growth. The pricing environment in the U.S. was favorable - a trend we expect will continue
- and our ability to capture mix benefit contributed to our net revenue per case growth."
     Cahill continued, "Physical case volume growth in our European territories was led by strong performances in Russia and Turkey. While Russia continues to benefit from innovation, our business in Turkey saw solid improvement in Trademark Pepsi and our local brands of flavored soft drinks and juices. In Mexico, our results were below our expectations. Despite continued share growth in soft drinks, our overall volume was down, driven by soft water volume during the month of May."
     On a constant territory basis, physical case volume worldwide grew two percent in the second quarter. (Constant territory calculations assume all significant acquisitions made in 2003 were made at the beginning of 2003 and exclude all significant acquisitions made in 2004.) In the U.S., volume in PBG's cold drink and take home businesses grew five and two percent respectively. Volume in the Company's Canadian territories was up two percent for the quarter. PBG's territories in Europe turned in solid volume performances, up 10 percent collectively. In Mexico, physical case volume of carbonated soft drinks was down three percent, though on an eight-ounce basis, volume was up four percent. Sales of bottled water and jug water on a physical case basis were down eight and 11 percent respectively for the quarter.
     During the second quarter of 2004, PBG repurchased more than seven million shares of common stock. Since the inception of the Company's share repurchase program in October 1999, more than 73 million shares have been repurchased.
     The Company revised upward its estimate for full year 2004 earnings per share to a range of $1.68 to $1.74. PBG stated that it expects worldwide physical case volume for the full year 2004 to grow two to three percent with net revenue per case improvement of two to

                                    - more -

PBG REPORTS DOUBLE-DIGIT EARNINGS GROWTH IN 2ND QUARTER / 3 of 3

three percent. For the full year, the Company's operating income outlook is for growth in the mid-single digit range. PBG also increased its forecast for cash flow. It expects cash from operations less capital expenditures to be $530 million, which would be a 20 percent increase over 2003 results. The Company still expects capital expenditures for the year to be in the range of $675 to $700 million.
     The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey.
     Listen in live to PBG's second quarter 2004 earnings discussion with financial analysts on July 8th at 11 a.m. (EDT) at http://www.pbg.com.

                                      # # #

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 27, 2003.

Attachments (3 pages)

                         THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS in millions, except per share amounts, unaudited



                                                                                 12 Weeks Ended             24 Weeks Ended
                                                                              --------------------      ----------------------
                                                                              June 12,    June 14,      June 12,      June 14,
                                                                                2004        2003          2004          2003
                                                                              --------    --------      --------      --------

Net revenues.........................................................         $  2,675    $  2,532      $  4,742      $  4,406
Cost of sales........................................................            1,378       1,290         2,429         2,217
                                                                              --------    --------      --------      --------

Gross profit.........................................................            1,297       1,242         2,313         2,189
Selling, delivery and administrative expenses........................            1,011         971         1,890         1,798
                                                                              --------    --------      --------      --------

Operating income.....................................................              286         271           423           391
Interest expense, net................................................               53          57           108           110
Other non-operating expenses, net....................................                2           -             2             3
Minority interest....................................................               15          15            21            20
                                                                              --------    --------      --------      --------

Income before income taxes...........................................              216         199           292           258
Income tax expense...................................................               74          68           100            88
                                                                              --------    --------      --------      --------

Income before cumulative effect of change in accounting
principle............................................................              142         131           192           170
Cumulative effect of change in accounting principle, net of tax
and minority interest................................................                -           -             -             6
                                                                              --------    --------      --------      --------

Net income...........................................................         $    142    $    131      $    192      $    164
                                                                              ========    ========      ========      ========

Basic earnings per share before cumulative effect of
change in accounting principle.......................................         $   0.55    $   0.48      $   0.74      $   0.61

Cumulative effect of change in accounting principle..................                -           -             -         (0.02)
                                                                              --------    --------      --------      --------

Basic earnings per share.............................................         $   0.55    $   0.48      $   0.74      $   0.59
                                                                              ========    ========      ========      ========

Weighted-average shares outstanding..................................              258         273           259          276

Diluted earnings per share before cumulative effect of
change in accounting principle.......................................         $   0.53    $   0.47      $   0.72      $   0.60

Cumulative effect of change in accounting principle..................                -           -             -         (0.02)
                                                                              --------    --------      --------      --------

Diluted earnings per share...........................................         $   0.53    $   0.47      $   0.72      $   0.58
                                                                              ========    ========      ========      ========

Weighted-average shares outstanding..................................              267         279           268           283

                         THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             in millions, unaudited



                                                                                       24 Weeks Ended
                                                                                   ---------------------
                                                                                   June 12,      June 14,
                                                                                     2004          2003
                                                                                   --------      --------
Cash Flows - Operations

  Net Income...................................................................    $    192      $    164
  Adjustments to reconcile net income to net cash provided by operations:
      Depreciation..............................................................        258           244
      Amortization..............................................................          6             4
      Changes in working capital and other non-cash charges.....................        (72)         (181)
  Pension contributions.........................................................        (51)            -
  Other, net....................................................................        (20)          (16)
                                                                                   --------      --------

Net Cash Provided by Operations.................................................        313           215
                                                                                   --------      --------

Cash Flows - Investments
  Capital expenditures..........................................................       (270)         (282)
  Acquisitions of bottlers......................................................         (7)          (83)
  Sale of property, plant and equipment.........................................          5             2
                                                                                   --------      --------

Net Cash Used for Investments...................................................       (272)         (363)
                                                                                   --------      --------

Cash Flows - Financing
  Borrowing activities, net.....................................................       (791)          329
  Dividends paid................................................................         (5)           (6)
  Treasury stock transactions...................................................       (233)         (207)
                                                                                   --------      --------

Net Cash (Used for) Provided by Financing.......................................     (1,029)          116
                                                                                   --------      --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents....................         (2)            3
                                                                                   --------      --------

Net Decrease in Cash and Cash Equivalents.......................................       (990)          (29)
Cash and Cash Equivalents - Beginning of Period.................................      1,235           222
                                                                                   --------      --------

Cash and Cash Equivalents - End of Period.......................................   $    245      $    193
                                                                                   ========      ========

                         THE PEPSI BOTTLING GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      in millions, except per share amounts



                                                                                 (Unaudited)
                                                                                   June 12,    December 27,
                                                                                     2004          2003
                                                                                   --------      --------
Assets
Current Assets
  Cash and cash equivalents..................................................      $    245      $  1,235
  Accounts receivable, net...................................................         1,202           994
  Inventories................................................................           497           374
  Prepaid expenses and other current assets..................................           254           268
  Investment in debt defeasance trust........................................             -           168
                                                                                   --------      --------
      Total Current Assets...................................................         2,198         3,039

Property, plant and equipment, net...........................................         3,399         3,423
Other intangible assets, net.................................................         3,525         3,562
Goodwill ....................................................................         1,389         1,386
Other assets.................................................................           130           134
                                                                                   --------      --------
      Total Assets...........................................................      $ 10,641      $ 11,544
                                                                                   ========      ========

Liabilities and Shareholders' Equity
Current Liabilities
  Accounts payable and other current liabilities.............................      $  1,346      $  1,231
  Short-term borrowings......................................................           265            67
  Current maturities of long-term debt.......................................            28         1,180
                                                                                   --------      --------
      Total Current Liabilities..............................................         1,639         2,478

Long-term debt...............................................................         4,467         4,493
Other liabilities............................................................           906           875
Deferred income taxes........................................................         1,420         1,421
Minority interest............................................................           413           396
                                                                                   --------      --------
      Total Liabilities......................................................         8,845         9,663
                                                                                   --------      --------

Shareholders' Equity
  Common stock, par value $0.01 per share:
      Authorized 900 shares, issued 310 shares...............................             3             3
  Additional paid-in capital.................................................         1,735         1,743
  Retained earnings..........................................................         1,648         1,471
  Accumulated other comprehensive loss.......................................          (440)         (380)
  Deferred compensation......................................................            (4)           (4)
  Treasury stock:  55 shares and 49 shares at June 12, 2004
      and December 27, 2003, respectively....................................        (1,146)         (952)
                                                                                   --------      --------
      Total Shareholders' Equity.............................................         1,796         1,881
                                                                                   --------      --------
       Total Liabilities and Shareholders' Equity............................      $ 10,641      $ 11,544
                                                                                   ========      ========